Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(866) 904-4775 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS THIRD QUARTER 2010 RESULTS

AND DECLARES DIVIDEND OF $0.14 PER SHARE

ARLINGTON, VA—November 2, 2010—MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended September 30, 2010. MCG will host an investment community conference call today, November 2, 2010 at 11:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•	Distributable net operating income, or DNOI, for the quarter ended September 30, 2010 was $12.4 million, or $0.16 per share.

•	Net operating income for the quarter ended September 30, 2010 was $11.4 million, or $0.15 per share.

•	Net loss for the quarter ended September 30, 2010 was $0.5 million, or $0.01 per share.

•	Net investment loss for the quarter ended September 30, 2010 was $9.8 million, which represented 1.0% of the most recently reported fair value of MCG’s investment portfolio.

•

During the quarter ended September 30, 2010, MCG made $69.1 million of advances and originations, including $49.3 million in debt investments to seven new portfolio companies. Payoffs and portfolio monetization activities totaled $126.3 million during the quarter.

•	MCG’s ratio of total assets to total borrowings and other senior securities was 233% as of September 30, 2010.

DIVIDEND DECLARATION

MCG also announced today that its board of directors has declared a dividend of $0.14 per share. The dividend is payable as follows:

Record date: December 9, 2010

Payable date: January 6, 2011

OVERVIEW

Today, MCG reported a third quarter 2010 net loss of $0.5 million, or $0.01 per basic and diluted share, which represented a $4.7 million, or $0.07 per share, decrease from the net income of $4.2 million, or $0.06 per share, reported for the comparable period in 2009. This decrease was attributable primarily to: a $5.4 million increase in the net investment loss recognized on the fair value of MCG’s investment portfolio; a $1.7 million increase in the Company’s income tax provision primarily resulting from the sale of MCG’s investment in JetBroadband Holdings, LLC; and a $0.3 million increase in the loss on extinguishment of debt.

MCG’s revenue for the third quarter of 2010 was $22.6 million, which represented a 4.4% decrease from the comparable period in 2009. The decrease in MCG’s revenues resulted primarily from a reduction in average investment portfolio balance stemming from the Company’s portfolio company sales and monetization activities, and changes in the composition and average balance of loans on non-accrual status. MCG reported DNOI of $12.4 million, or $0.16 per share, which represented a $1.5 million, or $0.02 per share, increase over the third quarter of 2009. Net operating income during the third quarter of 2010 increased 31.7% to $11.4 million from the comparable period in 2009.

MCG Capital Corporation

November 2, 2010

“Our third quarter 2010 net operating income and distributable net operating income were in line with expectations and, we are pleased to raise our dividend to $0.14 per share,” said Steven F. Tunney, CEO and President. “We believe we can continue to increase our operating income and support the future growth of distributions to our stockholders, as we continue to work to reposition our assets into new higher yielding debt investments.”

During the quarter ended September 30, 2010, MCG completed $49.3 million of debt investments in seven new portfolio companies and had $126.3 million in portfolio company sales and monetizations.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2010, MCG’s cash and cash equivalents totaled $70.7 million and it had $508.9 million of borrowings (the majority of which was composed of $427.6 million of collateralized non-recourse borrowings). As a BDC, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders. MCG’s asset coverage ratio increased from 224% as of June 30, 2010 to 233% as of September 30, 2010. The cash balance in the securitization and restricted accounts, which may be deployed for suitable new investment opportunities, was $124.5 million as of September 30, 2010. As of September 30, 2010, MCG had $23.8 million of funded borrowing capacity, subject to SBA’s approval, available in its SBIC subsidiary that effectively is exempt from the statutory asset coverage ratio requirements. In addition, MCG has $50.0 million in available incremental capacity under its 2006-1 facility, subject to facility requirements.

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $924.3 million as of September 30, 2010, as compared to $997.6 million as of June 30, 2010. During the third quarter of 2010, MCG made $69.1 million of advances, including $49.3 million in originations to seven new portfolio companies, $12.1 million of advances to existing portfolio companies under revolving and line of credit facilities and $7.7 million of paid-in-kind, or PIK, advances. The originations of $49.3 million were composed of senior debt in six new portfolio companies and secured subordinated debt in one new portfolio company. Gross payments, reductions and sales of securities during the third quarter of 2010 of $133.2 million were composed of $21.3 million of senior debt, $51.2 million of secured subordinated debt, $31.6 million of unsecured subordinated debt, $16.6 million in preferred equity and $12.5 million of common equity.

MCG Capital Corporation

November 2, 2010

During the three months ended September 30, 2010, MCG reported net investment losses before income tax provision of $9.8 million, which are detailed below:

		Three months ended September 30, 2010
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Active Brands International, Inc.	Consumer Products	Non-Affiliate	$—	$(11,194)	$—	$(11,194)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(8,577)	—	(8,577)
PremierGarage Holdings LLC	Home Furnishings	Control	—	(3,089)	—	(3,089)
JetBroadband Holdings, LLC	Cable	Control	(3,911)	—	1,386	(2,525)
Total Sleep Holdings, Inc.	Healthcare	Control	—	(2,020)	—	(2,020)
Intran Media, LLC	Other Media	Control	—	(1,238)	—	(1,238)
MCI Holdings LLC	Healthcare	Non-Affiliate	9,531	—	(9,663)	(132)
RadioPharmacy Investors, LLC	Healthcare	Control	—	4,819	—	4,819
GSDM Holdings, LLC	Healthcare	Non-Affiliate	—	3,933	—	3,933
Metropolitan Telecommunications Holding Company	Communications	Non-Affiliate	—	1,645	—	1,645
Coastal Sunbelt Real Estate, Inc.	Real Estate Investments	Non-Affiliate	—	1,521	—	1,521
Jenzabar, Inc.	Technology	Non-Affiliate	—	1,397	—	1,397
Superior Industries Investors, Inc.	Sporting goods	Control	—	1,094	—	1,094
Avenue Broadband LLC	Cable	Control	—	1,025	—	1,025
Quantum Medical Holdings, LLC	Laboratory Instruments	Non-Affiliate	1,359	—	(1,074)	285
Home Interiors & Gifts, Inc.	Home Furnishings	Non-Affiliate	(3,467)	—	3,645	178
Other (< $1 million net gain (loss))			(40)	3,078	40	3,078

Total			$3,472	$(7,606)	$(5,666)	$(9,800)

During the quarter ended September 30, 2010, MCG received proceeds from the sales of MCI Holdings LLC and Quantum Medical Holdings, LLC, for approximately the fair value of those investments reported as of June 30, 2010. During the quarter ended September 30, 2010, MCG also sold its remaining investment in JetBroadband Holdings, LLC. As a result of this sale, the Company reversed $1.4 million of previously unrealized depreciation and realized a $3.9 million loss, including $2.5 million of transaction costs that it recorded at the time of the sale. During the quarter ended September 30, 2010, the Company received a $200,000 payment, representing MCG’s portion of the liquidation of Home Interiors & Gifts, Inc., which resulted in a net gain of $178,000. During the quarter ended September 30, 2010, MCG recorded unrealized depreciation primarily related to Active Brands International, Inc., Jet Plastica Investors, LLC and PremierGarage Holdings LLC, which were attributable to a decrease in the performance of those companies, as well as a reduction in valuation multiples. The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from a change in the performance of certain of MCG’s portfolio companies and the multiples used to value certain of the Company’s investments.

Conference Call (Live Call)	Date and time	Tuesday, November 2, 2010 at 11:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 878-2269 domestic (847) 829-0062 international
	Webcast	http://investor.mcgcapital.com

Replay (Available through November 16, 2010)	Call Replay (Conference ID for replay is #20938816)	(800) 642-1687 domestic (706) 645-9291 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation

November 2, 2010

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2010	December 31, 2009
	(unaudited)

Assets

Cash and cash equivalents	$70,685	$54,187

Cash, securitization accounts	115,503	109,141

Cash, restricted	9,042	21,232

Investments at fair value
Non-affiliate investments (cost of $574,168 and $560,347, respectively)	546,240	531,974
Affiliate investments (cost of $30,587 and $38,845, respectively)	38,181	44,388
Control investments (cost of $515,416 and $555,732, respectively)	339,832	409,984

Total investments (cost of $1,120,171 and $1,154,924, respectively)	924,253	986,346

Interest receivable	4,751	6,025

Other assets	12,431	14,218

Total assets	$1,136,665	$1,191,149

Liabilities

Borrowings (maturing within one year of $14,441 and $13,327, respectively)	$508,899	$557,848

Interest payable	2,498	2,736

Dividends payable	9,187	—

Other liabilities	10,003	14,882

Total liabilities	530,587	575,466

Stockholders’ equity

Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—

Common stock, par value $0.01, authorized 200,000 shares on September 30, 2010 and December 31, 2009, 76,542 issued and outstanding on September 30, 2010 and 76,394 issued and outstanding on December 31, 2009	765	764

Paid-in capital	1,008,404	1,005,085

Distributions in excess of earnings
Paid-in capital	(162,783)	(162,783)
Other	(42,913)	(57,066)

Net unrealized depreciation on investments	(197,395)	(170,317)

Total stockholders’ equity	606,078	615,683

Total liabilities and stockholders’ equity	$1,136,665	$1,191,149

Net asset value per common share at end of period	$7.92	$8.06

MCG Capital Corporation

November 2, 2010

MCG Capital Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$16,198	$15,861	$46,123	$47,958
Affiliate investments (5% to 25% owned)	792	1,115	2,557	3,383
Control investments (more than 25% owned)	4,900	6,082	15,974	22,742

Total interest and dividend income	21,890	23,058	64,654	74,083

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	260	335	725	1,081
Control investments (more than 25% owned)	421	218	706	991

Total advisory fees and other income	681	553	1,431	2,072

Total revenue	22,571	23,611	66,085	76,155

Operating expenses
Interest expense	4,326	5,518	13,182	18,391
Employee compensation
Salaries and benefits	3,527	4,115	12,065	10,824
Amortization of employee restricted stock awards	1,013	2,279	3,363	5,603

Total employee compensation	4,540	6,394	15,428	16,427
General and administrative expense	2,305	3,041	8,786	12,568

Total operating expenses	11,171	14,953	37,396	47,386

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	11,400	8,658	28,689	28,769

Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	7,383	(2,820)	7,837	(5,991)
Affiliate investments (5% to 25% owned)	—	—	—	(1,947)
Control investments (more than 25% owned)	(3,911)	(1,502)	(5,889)	(21,934)

Total net realized gain (loss) gain on investments	3,472	(4,322)	1,948	(29,872)

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(6,854)	4,064	445	(15,124)
Affiliate investments (5% to 25% owned)	573	(1,400)	2,051	(548)
Control investments (more than 25% owned)	(6,890)	(1,652)	(29,836)	(39,883)
Derivative and other fair value adjustments	(101)	(1,086)	262	(1,284)

Total net unrealized depreciation on investments	(13,272)	(74)	(27,078)	(56,839)

Net investment loss before income tax provision (benefit)	(9,800)	(4,396)	(25,130)	(86,711)
Gain (loss) on extinguishment of debt before income tax provision (benefit)	(449)	(118)	2,983	5,025

Income tax provision (benefit)	1,680	(39)	1,866	(293)

Net income (loss)	$(529)	$4,183	$4,676	$(52,624)

Earnings (loss) per basic and diluted common share	$(0.01)	$0.06	$0.06	$(0.71)
Cash distributions declared per common share	$0.12	$—	$0.23	$—
Weighted-average common shares outstanding—basic and diluted	75,486	75,876	76,469	74,588

MCG Capital Corporation

November 2, 2010

MCG Capital Corporation

Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
(in thousands)	2010	2009
Cash flows from operating activities
Net income (loss)	$4,676	$(52,624)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Investments in portfolio companies	(142,491)	(55,078)
Principal collections related to investment repayments or sales	177,340	145,414
Decrease (increase) in interest receivable, accrued payment-in-kind interest and dividends	3,166	(8,753)
Amortization of restricted stock awards
Employee	3,363	5,603
Non-employee director	58	108
Decrease in cash—securitization accounts from interest collections	3,191	1,644
Depreciation and amortization	3,073	4,195
Unrealized appreciation on stockholder loans	—	(123)
Decrease in other assets	446	1,754
Decrease in other liabilities	(4,564)	(3,263)
Net realized (gain) loss on investments	(1,948)	29,872
Net change in unrealized depreciation on investments	27,078	56,839
Gain on extinguishment of debt	(2,983)	(5,025)

Net cash provided by operating activities	70,405	120,563

Cash flows from financing activities
Payments on borrowings	(73,466)	(63,117)
Proceeds from borrowings	27,500	—
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(9,553)	(32,556)
Restricted cash	12,190	(19,838)

Payment of financing costs	(2,056)	(4,127)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(86)	—
Dividends paid	(8,421)	—
Net forfeitures of restricted common stock	(15)	—
Repayment of stockholder loans	—	92

Net cash used in financing activities	(53,907)	(119,546)

Net increase in cash and cash equivalents	16,498	1,017

Cash and cash equivalents
Beginning balance	54,187	46,149

Ending balance	$70,685	$47,166

Supplemental disclosure of cash flow information
Interest paid	$11,341	$16,741
Income taxes paid	1,469	51
Payment-in-kind interest collected	17,522	1,564
Dividend income collected	2,103	8,344

MCG Capital Corporation

November 2, 2010

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION

	2009	2009	2010	2010	2010
(in thousands, except per share amounts)	Q3	Q4	Q1	Q2	Q3
Revenue
Interest and dividend income
Interest income	$21,050	$21,113	$19,558	$19,089	$19,519
Dividend income	1,289	1,334	1,329	1,494	1,561
Loan fee income	719	776	724	570	810

Total interest and dividend income	23,058	23,223	21,611	21,153	21,890
Advisory fees and other income	553	456	135	615	681

Total revenue	23,611	23,679	21,746	21,768	22,571

Operating expense
Interest expense	5,518	5,053	4,473	4,383	4,326
Salaries and benefits	4,115	4,001	4,796	3,742	3,527
Amortization of employee restricted stock awards	2,279	2,124	1,227	1,123	1,013
General and administrative(a)	3,041	3,082	2,811	3,670	2,305

Total operating expense	14,953	14,260	13,307	12,918	11,171

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	8,658	9,419	8,439	8,850	11,400

Net investment loss before income tax provision (benefit)	(4,396)	(7,642)	(2,364)	(12,966)	(9,800)
Gain (loss) on extinguishment of debt before income tax provision (benefit)	(118)	—	(58)	3,490	(449)
Income tax provision (benefit)	(39)	212	62	124	1,680

Net earnings (loss)	$4,183	$1,565	$5,955	$(750)	$(529)

Reconciliation of DNOI to net operating income
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	$8,658	$9,419	$8,439	$8,850	$11,400
Amortization of employee restricted stock awards	2,279	2,124	1,227	1,123	1,013

DNOI(b)	$10,937	$11,543	$9,666	$9,973	$12,413

DNOI per share-weighted average common shares—basic and diluted(b)	$0.14	$0.15	$0.13	$0.13	$0.16

Per common share statistics
Weighted-average common shares outstanding—basic and diluted	75,876	76,267	76,339	75,392	75,486
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share—basic and diluted	$0.11	$0.12	$0.11	$0.12	$0.15
Earnings (loss) per common share—basic and diluted	$0.06	$0.02	$0.08	$(0.01)	$(0.01)
Net asset value per common share—period end	$8.06	$8.06	$8.16	$8.03	$7.92
Dividends declared per common share(c)	$—	$—	$—	$0.11	$0.12

(a)	Q4 2009 included $2 of costs associated with MCG’s restructuring expense.
(b)

DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents expenses of the Company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis, but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(c)	On November 2, 2010, MCG’s board of directors declared a dividend payable on January 6, 2011 to shareholders of record as of December 9, 2010.

MCG Capital Corporation

November 2, 2010

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS

(dollars in thousands)	2009 Q3	2009 Q4	2010 Q1	2010 Q2	2010 Q3
Average quarterly loan portfolio at fair value	$739,909	$728,731	$684,370	$686,746	$670,726
Average quarterly total investment portfolio - fair value	1,054,409	1,027,699	986,022	989,782	954,231
Average quarterly total assets	1,187,179	1,182,402	1,171,779	1,162,988	1,153,995
Average quarterly stockholders’ equity	603,029	610,193	616,726	620,079	606,933
Return on average total assets (trailing 12 months)

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	2.97%	3.12%	2.91%	3.01%	3.26%
Net (loss) income	(8.67%)	(4.17%)	0.49%	0.93%	0.53%
Return on average equity (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	5.82%	6.16%	5.69%	5.77%	6.21%
Net (loss) income	(16.99%)	(8.23%)	0.96%	1.79%	1.02%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	0.41%	0.27%	0.26%	0.43%	0.39%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	11.83%	11.97%	12.37%	11.89%	12.45%

	12.24%	12.24%	12.63%	12.32%	12.84%

Impact of fee accelerations of unearned fees on paid/restructured loans	0.10%	0.14%	0.14%	0.05%	0.20%
Impact of non-accrual loans	(0.67%)	(0.46%)	(0.75%)	(0.89%)	(1.02)%

Total yield on average loan portfolio at fair value	11.67%	11.92%	12.02%	11.48%	12.02%

Cost of funds
Average LIBOR	0.41%	0.27%	0.26%	0.43%	0.39%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.77%	2.65%	2.48%	2.31%	2.31%
Impact of amortization of deferred debt issuance costs	0.59%	0.60%	0.55%	0.57%	0.50%

Total cost of funds	3.77%	3.52%	3.29%	3.31%	3.20%

Net portfolio yield margin	6.51%	6.92%	6.95%	6.70%	7.20%

Selected period-end balance sheet statistics
Total investment portfolio at fair value	$1,037,244	$986,346	$991,032	$997,590	$924,253
Total assets	1,194,387	1,191,149	1,171,385	1,170,463	1,136,665
Borrowings	568,507	557,848	534,892	534,278	508,899
Total equity	611,967	615,683	622,897	614,855	606,078
Cash, securitization and restricted accounts	89,222	130,373	103,643	108,612	124,545
Debt to equity	92.90%	90.61%	85.87%	86.89%	83.97%
Debt, net of cash, securitization and restricted accounts to equity	78.32%	69.43%	69.23%	69.23%	63.42%

Other statistics (at period end)
BDC asset coverage ratio	212%	216%	222%	224%	233%
Number of portfolio companies	65	59	58	59	62
Number of employees	66	64	65	65	66
Loans on non-accrual as a percentage of total debt investments
Fair Value	6.99%	3.74%	4.08%	4.69%	4.35%
Cost	19.64%	10.80%	12.92%	15.12%	18.33%

(a)

The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q3 2009, Q4 2009, Q1 2010, Q2 2010 and Q3 2010 was approximately 0.99%, 0.94%, 0.78%, 0.73% and 1.25%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q3 2009, Q4 2009, Q1 2010, Q2 2010 and Q3 2010 was approximately 0.48%, 0.18%, 0.01%, (0.01%) and (0.01%), respectively.

MCG Capital Corporation

November 2, 2010

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION

(dollars in thousands)	2009 Q3	2009 Q4	2010 Q1	2010 Q2	2010 Q3
Investment rating:(a)
IR 1 total investments at fair value(b)	$599,261	$573,231	$568,918	$555,745	$451,743
IR 2 total investments at fair value	135,988	125,222	151,526	194,690	242,579
IR 3 total investments at fair value	281,638	271,447	256,380	204,892	195,342
IR 4 total investments at fair value	11,125	3,394	3,188	1,988	6,796
IR 5 total investments at fair value	9,232	13,052	11,020	40,275	27,793

IR 1 percentage of total portfolio	57.8%	58.1%	57.4%	55.7%	48.9%
IR 2 percentage of total portfolio	13.1%	12.7%	15.3%	19.5%	26.3%
IR 3 percentage of total portfolio	27.1%	27.5%	25.9%	20.6%	21.1%
IR 4 percentage of total portfolio	1.1%	0.4%	0.3%	0.2%	0.7%
IR 5 percentage of total portfolio	0.9%	1.3%	1.1%	4.0%	3.0%

Originations and advances by security type:
Senior secured debt	$4,132	$1,468	$32,814	$34,596	$46,692
Subordinated debt—Secured	2,852	4,956	6,387	4,001	17,986
Subordinated debt—Unsecured	3,509	134	132	10,178	2,855
Preferred equity	1,287	1,479	1,330	1,636	1,561
Common/common equivalents equity	—	—	—	1	—

Total	$11,780	$8,037	$40,663	$50,412	$69,094

Exits and repayments by security type:
Senior secured debt	$13,924	$38,508	$32,649	$9,517	$21,315
Subordinated debt—Secured	1,128	11,803	667	11,880	51,177
Subordinated debt—Unsecured	—	—	—	—	31,618
Preferred equity	15,240	70	—	8,844	16,579
Common/common equivalents equity	2,556	1,500	133	55	12,531

Total	$32,848	$51,881	$33,449	$30,296	$133,220

Exits and repayments by transaction type:
Scheduled principal amortization	$14,365	$7,537	$7,092	$16,933	$6,277
Loan sales	—	—	—	50	—
Principal prepayments	308	42,124	25,819	—	85,129
Payment of payment-in-kind interest and dividends	3,553	720	405	5,369	13,851
Sale of equity investments	14,622	1,500	133	7,944	27,963

Total	$32,848	$51,881	$33,449	$30,296	$133,220

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)

At September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, approximately, $244 million; $219 million; $207 million, $205 million and $117 million, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also holds equity.

MCG Capital Corporation

November 2, 2010

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE

	2009	2009	2010	2010	2010
(dollars in thousands)	Q3	Q4	Q1	Q2	Q3
Composition of investments at period end, fair value
Senior secured debt	$416,302	$379,457	$379,600	$419,398	$437,709
Subordinated debt
Secured	292,144	275,398	272,713	237,226	187,918
Unsecured	30,476	30,618	30,760	40,848	12,241

Total debt investments	738,922	685,473	683,073	697,472	637,868

Preferred equity	252,604	257,984	261,931	248,983	244,864
Common/common equivalents equity	45,718	42,889	46,028	51,135	41,521

Total equity investments	298,322	300,873	307,959	300,118	286,385

Total investments	$1,037,244	$986,346	$991,032	$997,590	$924,253

Percentage of investments at period end, fair value
Senior secured debt	40.1%	38.5%	38.3%	42.0%	47.4%
Subordinated debt
Secured	28.2%	27.9%	27.5%	23.8%	20.3%
Unsecured	2.9%	3.1%	3.1%	4.1%	1.3%

Total debt investments	71.2%	69.5%	68.9%	69.9%	69.0%

Preferred equity	24.4%	26.2%	26.4%	25.0%	26.5%
Common/common equivalents equity	4.4%	4.3%	4.7%	5.1%	4.5%

Total equity investments	28.8%	30.5%	31.1%	30.1%	31.0%

Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents expense of the Company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income that generally are not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

MCG Capital Corporation

November 2, 2010

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; management’s belief that it can continue to increase operating income and support the future growth of distributions to MCG stockholders as it continues to work to reposition assets into new higher yielding debt investments; the cause of unrealized losses; the performance of MCG’s current and former portfolio companies; the amount, timing and price (relative to fair value) of asset monetizations; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.